EXHIBIT 1.A.(13)(ee)

PRUCO LIFE INSURANCE COMPANY


|  Insured                                  |  Rider for Policy No.
|                                           |
|        John Doe                           |        XX XXX XXX
|_____________________________________      |___________________________________


This contract is issued as a conversion from an earlier contract.

The period we state under Incontestability in this contract will start on the date coverage of this Insured began under the earlier contract. But if that contract was reinstated before the date of this contract, for each reinstatement we will have the right to use as a basis for a contest of this contract the statements that were made in the application for reinstatement. The period during which we will have that right will be the period we state under Incontestability in this contract; it will start on the date of the reinstatement.

The period we state under Suicide Exclusion in this contract will start on the date coverage of this Insured began under the earlier contract.



                           | Rider attached to and made a part of this Contract | on the Contract Date
                           |
                           |
                           | PRUCO LIFE INSURANCE COMPANY,
                           |
                           |
                           | By /s/ SPECIMEN
                           |        Isabelle L. Kirchner
                           |        Secretary
                           |
                           |
                           |____________________________________________________


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PLI 83-82                                                      Printed in U.S.A.
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                                     II-210